Exhibit B-174


                          (Profit Domestic Corporation)

                            ARTICLES OF INCORPORATION

                                       OF

                         STURGEON ELECTRIC COMPANY, INC.


            THESE ARTICLES OF INCORPORATION are signed by the incorporator for the purpose of forming a profit corporation pursuant to the provisions of Act 284, Public Acts of 1972, as follows:


                                    ARTICLE I

            The name of the corporation is Sturgeon Electric Company, Inc.


                                   ARTICLE II

            The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.


                                   ARTICLE III

            The total authorized capital stock is 100,000 shares of Common Stock, no par value, of which 50,000 shares are designated as voting shares (hereinafter sometimes referred to in this Article III as the "Voting Common
Stock") and of which 50,000 shares are designated as non-voting shares (hereinafter sometimes referred to in this Article III as the "Non-Voting Common Stock").

            A statement of all or any of the relative rights, preferences and limitations of the Voting Common Stock and Non-Voting Common Stock is as follows:

            The holders of the shares of Voting Common Stock and Non-Voting Common Stock issued and outstanding shall have and possess equal powers, preferences and rights, except that the holders of the shares of Voting Common Stock issued and outstanding shall have and possess full voting power on the basis of one vote for each share for the election of directors and for all other purposes, and the holders of the shares of Non-Voting Common Stock issued and outstanding shall have and possess no voting rights whatsoever and shall not be entitled to participate in any action of any nature taken by the corporation or the shareholders thereof, or be entitled to receive notice of any meeting of the shareholders of the corporation, except as otherwise required by applicable law.


                                   ARTICLE IV

            The initial Board of Directors of the corporation is as follows:

                        Dwight L. Johnson
                        Thomas N. Frisby
                        Richard E. Thomspon, Jr.
                        A. B. Baumgartner


                                    ARTICLE V

            The address and mailing address of the initial registered office is:

                        24000 Telegraph Road
                        Southfield, Michigan 48075

            The name of the initial resident agent at the registered office is:

                        John M. Kennedy


                                   ARTICLE VI

            The name and address of the incorporator is as follows:

                        David D. Joswick
                        2500 Detroit Bank & Trust Building
                        Detroit, Michigan  48226


                                   ARTICLE VII

            When a compromise or arrangement or a plan or reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors, or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

            IN WITNESS WHEREOF, the udnersigned, the incorporator of the above-named corporation, has hereunto signed these Articles of Incorporation on this 20th day of August, 1974.





                                          /s/ D. D. Joswick
                                          ------------------------------
                                          David D. Joswick